Exhibit 99.B(14)(a)

Consent of Independent Registered Public Accounting Firm

Board of Trustees
SEI Institutional Managed Trust:

We consent to the use of our report dated November 29, 2017, with respect to the financial statements of SEI Institutional Managed Trust, comprised of the Large Cap Fund, Large Cap Value Fund, Large Cap Growth Fund, Tax-Managed Large Cap Fund, S&P 500 Index Fund, Small Cap Fund, Small Cap Value Fund, Small Cap Growth Fund, Tax-Managed Small/Mid Cap Fund, Mid-Cap Fund, U.S. Managed Volatility Fund, Global Managed Volatility Fund, Tax-Managed Managed Volatility Fund, Tax-Managed International Managed Volatility Fund, Real Estate Fund, Enhanced Income Fund, Core Fixed Income Fund, U.S. Fixed Income Fund, High Yield Bond Fund, Conservative Income Fund, Tax-Free Conservative Income Fund, Real Return Fund, Dynamic Asset Allocation Fund, Multi-Strategy Alternative Fund, Multi-Asset Accumulation Fund, Multi-Asset Income Fund, Multi-Asset Inflation Managed Fund, Multi-Asset Capital Stability Fund, and Long/Short Alternative Fund, as of September 30, 2017, incorporated herein by reference, and to the reference to our firm under the heading “Financial Highlights” in the Information Statement/Prospectus.

/s/ KPMG LLP

Philadelphia, Pennsylvania

April 30, 2018